QUESTIONS AND ANSWERS
PROPOSALS YOU MAY VOTE ON
NOMINEES FOR CLASS II DIRECTORS
NOMINEE FOR CLASS III DIRECTOR
RETURNING MEMBERS OF THE BOARD OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTORS’ COMPENSATION
DIRECTORS’ & OFFICERS’ OWNERSHIP OF AAM STOCK
AUDIT COMMITTEE CHARTER
REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH COMPARISON OF CUMULATIVE RETURN
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION, RETIREMENT PROGRAM AND EMPLOYMENT AGREEMENTS
OPTION GRANT TABLE
TABLE I Projected Total Annual Retirement Benefits Assuming Senior Executive Qualifies for the Regular Form of Supplemental Executive Retirement Program Benefits (SERP)
TABLE II Projected Total Annual Retirement Benefits Assuming Senior Executive Qualifies for the Alternative Form of Supplemental Executive Retirement Program Benefits (SERP)
OTHER INFORMATION

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

American Axle & Manufacturing Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PROXY STATEMENT

Questions and Answers	3

Proposals You May Vote On	6

Nominees for Class II Directors	11

Nominee for Class III Director	12

Returning Members of the Board of Directors	13

Corporate Governance	15

Directors’ Compensation	17

Directors’ and Officers’ Ownership of AAM Stock	18

Audit Committee Charter	19

Report of the Audit Committee	21

Stock Performance Graph	22

Report of the Compensation Committee	23

Executive Compensation, Retirement Program and Employment Agreements	25

Summary Compensation Table	25

Option Grant Table	26

Aggregated Option Exercises and Year-End Values	27

Retirement Program and Pension Plan Tables	27

Employment and Other Agreements	29

Other Information	31

QUESTIONS AND ANSWERS

  1.  Q: What may I vote on?

A: (1)	The election of three Class II Directors to serve on AAM’s Board of Directors;

(2)	The election of one Class III Director to fill a vacancy and complete the Class III term of office on AAM’s Board of Directors;
(3)	The approval of an amendment to the 1999 American Axle & Manufacturing Holdings, Inc. Stock Incentive Plan to increase the number of shares authorized to be issued from 3,500,000 shares up to 8,500,000 shares; AND
(4)	The approval of the appointment of AAM’s independent auditors for 2001.

  2.  Q: How does the Board recommend I vote on the proposals?

A:	The Board recommends a vote FOR each of the nominees identified on pages 11 and 12, FOR the amendment to the 1999 American Axle & Manufacturing Holdings, Inc. Stock Incentive Plan to increase the number of shares authorized to be issued from 3,500,000 shares to 8,500,000 shares, and FOR the appointment of Deloitte & Touche LLP as AAM’s independent auditors for 2001.

  3.  Q: Who is entitled to vote?

A:	Stockholders as of the close of business on the record date, March 7, 2001, are entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”).

  4.  Q: How can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification with you to the Annual Meeting.

Even if you plan to attend the Annual Meeting, AAM recommends that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

  5.  Q: How do I vote without attending the meeting?

A:	Sign and date each proxy card you receive and return it in the envelope provided. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the four proposals. You have the right to revoke your proxy at any time before the meeting by:

            (1)  notifying AAM’s Corporate Secretary;
            (2)  voting in person; OR
            (3)  returning a later-dated proxy card.

  6.  Q: Who will count the vote?

A:	Representatives of EquiServe L.P., an independent tabulator, will count the votes and act as the inspector of election.

  7.  Q: What shares are included on the proxy card(s)?

A:	The shares on your proxy card(s) represent ALL of your shares held on the record date. If you do not return your proxy card(s), your shares will not be voted, unless you vote in person.

  8.  Q: What does it mean if I receive more than one proxy card?

A:	If your shares are registered differently and are in more than one account, you will receive more than one card. Sign and return all of the proxy cards you receive to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, through EquiServe at (877) 282-1168.

  9.  Q: How many shares can be voted?

A:	As of the March 7, 2001 record date, there were 43,835,711 shares of AAM common stock eligible to be voted. Every holder of common stock is entitled to one vote for each share held.

10.  Q: What is a “quorum”?

A:	In order to reach a quorum to conduct business at the Annual Meeting, holders of a majority of AAM’s outstanding shares must be present or represented by proxy at the meeting. Once a quorum is reached, the affirmative vote of a majority of the votes cast is required to adopt a proposal, unless a different vote is required by Delaware law or AAM’s Certificate of Incorporation or Bylaws. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention.

11.  Q: How many votes are needed for the proposals being voted on to pass?

A:	Assuming a quorum is present, a vote of a majority of the shares voting in person or by proxy will decide the matters being considered.

12.  Q: Who can attend the Annual Meeting of Stockholders?

A:	All stockholders who owned shares on March 7, 2001 may attend.

13.  Q: How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Richard E. Dauch, AAM’s Co-Founder, Chairman, & Chief Executive Officer, and Patrick S. Lancaster, Group Vice President, Chief Administrative Officer & Secretary, to vote on such matters at their discretion.

14.  Q: Where and when will I be able to find the results of voting?

A:	You can find the results in our Form 10-Q for the second quarter of 2001, which we will file with the SEC no later than August 14, 2001.

15.  Q: Does any stockholder own 5% or more of AAM’s common stock?

A:	As of December 31, 2000, more than 5% of AAM’s common stock was held collectively by Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P. and Blackstone Family Investment Partnership VI L.P. Blackstone Management Associates II L.L.C. is the general partner of each Blackstone entity. In addition, more than 5% of AAM’s common stock is held collectively by Richard E. Dauch, as Trustee of the Dauch Annuity Trust 2001, the Dauch Annuity Trust 2004, and the Dauch Annuity Trust 2007, with the power to sell, transfer or otherwise dispose of shares owned by the Trusts.

16.  Q: Can a stockholder nominate someone to be a director of AAM or bring other business to the 2002 Annual Meeting of Stockholders?

A:	AAM’s Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors at, or bring other business before, an Annual Meeting of stockholders of AAM.

Under the advance notice provision, in order for notice of stockholder nominations to be made at, or other business to be brought before, an Annual Meeting to be timely, the notice must (i) be in writing, (ii) contain the information required by AAM’s Bylaws, and (iii) be received by AAM’s Secretary at AAM’s executive offices not less than 70 days nor more than 90 days prior to the first anniversary of the previous year’s Annual Meeting. If the date of the Annual Meeting is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, notice by the stockholder to be timely must be received not earlier than the 90th  day prior to the meeting and not later than the later of the 70th day prior to the meeting and the 10th day after public announcement of the date of the meeting is first made.

Proposals of stockholders intended to be presented at the 2002 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Secretary, American Axle & Manufacturing Holdings, Inc., 1840 Holbrook Avenue, Detroit, Michigan 48212, no later than November 19, 2001 to be considered for inclusion in AAM’s proxy materials for that meeting.

A stockholder who intends to present business at the 2002 Annual Meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in AAM’s Bylaws. Therefore, AAM’s Secretary must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8, in writing, containing the information required by AAM’s Bylaws, on or before February 21, 2002, but no earlier than February 1, 2002. If the notice is received before February 1, 2002, or after February 21, 2002, it will be considered untimely and AAM will not be required to present such proposal at the 2002 Annual Meeting.

PROPOSALS YOU MAY VOTE ON

1.  ELECTION OF CLASS II DIRECTORS

There are 3 nominees for election this year. Detailed information on each nominee is provided on page 11. Class II Directors elected this year will hold office until the election of directors at the Annual Meeting of Stockholders to be held in 2004.

Your Board unanimously recommends a vote FOR each of these directors.

2.  ELECTION OF CLASS III DIRECTOR

There is one nominee for election this year. Detailed information on this nominee is provided on page 12. The Class III Director elected this year will hold office until the election of directors at the Annual Meeting of Stockholders to be held in 2002.

Your Board unanimously recommends a vote FOR this director.

3.	APPROVAL OF THE AMENDMENT TO THE 1999 AMERICAN AXLE & MANUFACTURING HOLDINGS, INC. STOCK INCENTIVE PLAN

On January 8, 1999, the Board adopted the 1999 American Axle & Manufacturing of Michigan, Inc. Stock Incentive Plan (the “1999 Plan”) and authorized 3,500,000 shares of common stock for issuance thereunder, subject to stockholder approval. On January 8, 1999, the stockholders of AAM approved the adoption of the 1999 Plan. In October, 2000, the 1999 American Axle & Manufacturing of Michigan, Inc. Stock Incentive Plan was amended to change its name to “1999 American Axle & Manufacturing Holdings, Inc. Stock Incentive Plan” (as amended, hereinafter concurrently referred to as the “1999 Plan”). As of March 7, 2001, options to purchase 1,650,700 shares of AAM common stock have been granted pursuant to the 1999 Plan. On February 14, 2001, the Board adopted an amendment to the 1999 Plan to increase the number of shares authorized to be issued thereunder from 3,500,000 shares to 8,500,000 shares. The only difference between the existing 1999 Plan and as proposed to be amended is that the maximum number of shares of common stock of AAM which may be issued under the 1999 Plan would be increased from 3,500,000 shares to 8,500,000 shares.

AAM has a policy of emphasizing equity grants for key individuals employed or retained by AAM. By making a significant portion of such key individuals’ compensation contingent upon long-term positive share price performance, the interests of key employees are aligned with those of the stockholders. The Compensation Committee believes that the addition of 5,000,000 shares authorized to be issued under the 1999 Plan is necessary for AAM to continue its policy of emphasizing long-term equity compensation and to remain competitive with industry equity grant practice.

Vote required

Approval of the amendment to the 1999 Plan requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

Summary of the 1999 Plan

General. The purpose of the 1999 Plan is to aid AAM and its subsidiaries in recruiting and retaining key individuals of outstanding ability and to motivate such individuals to exert their best efforts on behalf of AAM and its subsidiaries by providing incentives through the granting of stock-based awards. AAM expects that it will benefit from the added interest which such key individuals will have in the welfare of AAM as a result of their proprietary interest in AAM’s success.

Administration. The 1999 Plan is administered by the Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee is authorized to interpret the 1999 Plan, to establish and rescind any rules and regulations relating to the 1999 Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 1999 Plan.

Eligibility. Incentive and non-qualified stock options, stock appreciation rights, and other stock-based awards may be granted under the 1999 Plan to individuals selected by the Compensation Committee.

Options. The Compensation Committee may grant non-qualified or incentive stock options, as evidenced by the applicable award agreement. The option price must be at least 100% of the fair market value of the common stock on the date the option is granted. Options granted under the 1999 Plan may be exercisable at such time and upon such terms and conditions as may be determined by the Compensation Committee, but in no event will an option be exercisable more than ten years after the grant date. The Compensation Committee may also grant options that are intended to be incentive stock options. The 1999 Plan prohibits the grant of any incentive stock option to a participant who owns more than ten percent of the total combined voting power of all classes of stock of AAM, unless (i) the option price for such incentive stock option is at least 110% of the fair market value of a share of common stock on the date the incentive stock option is granted, and (ii) the date on which such incentive stock option terminates is a date not later than the date preceding the fifth anniversary of the date on which the incentive stock option is granted.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights, either independent of an option or in connection with an option. The exercise price per share of a stock appreciation right will be an amount determined by the Compensation Committee, but in no event less than the greater of (i) the fair market value of a share of common stock on the date the stock appreciation right is granted (or the option exercise price if granted in conjunction with an option), and (ii) an amount permitted by applicable laws, rules, bylaws, or policies of regulatory authorities or stock exchanges.

Stock Awards. The Compensation Committee may grant, in its discretion, awards of common stock, awards of restricted common stock, or awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, the stock. The grant or vesting of a stock award may be made contingent on achievement of performance conditions approved by the Compensation Committee.

Adjustments Upon Certain Events. In the event that AAM’s common stock changes by reason of any stock split, dividend, reorganization, recapitalization, merger, consolidation, spin-off, combination, or exchange of AAM’s common stock, or other similar events, the Compensation Committee, in its sole discretion, may make substitution or amendment as to (i) the number or kind of shares or other securities issued or reserved for issuance pursuant to the 1999 Plan or pursuant to any outstanding awards, (ii) the maximum amount of common stock for which options or stock appreciation rights may be granted, (iii) the option price and/or (iv) any other affected terms of such awards. Upon a change of control, the Compensation Committee, in its sole discretion, may take such actions as it deems necessary or desirable with respect to any award granted under the 1999 Plan, including without limitation, (i) the acceleration of an award, (ii) the payment of a cash amount in exchange for the cancellation of an award, and/or (iii) the requiring of the issuance of substitute awards that will substantially preserve the value, rights, and benefits of affected awards previously granted under the 1999 Plan.

Amendment and Termination of the Plan. The Board may amend, alter, or discontinue the 1999 Plan, except that the Board may not amend or alter the 1999 Plan without the approval of the stockholders to increase the total number of shares reserved under the 1999 Plan or change the maximum number of shares for which awards may be granted to participants. In addition, the Board may not amend, alter, or discontinue the 1999 Plan without the consent of a participant, to impair any rights or obligations under any award previously granted under the 1999 Plan. Unless terminated earlier, the 1999 Plan will terminate on January 8, 2009.

Federal Income Tax Consequences

Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or on its exercise, although the difference between the exercise price and the market value on exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. On a disposition of the shares more than two years after grant of the option and at least one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months are generally taxed at a maximum federal rate of 20%. Capital losses are generally allowed in full against capital gains and up to $3,000 against other income. If the above holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lesser of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m) of the Internal Revenue Code, AAM is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

Non-statutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a non-statutory stock option. On exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of AAM is subject to tax withholding by AAM. On a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20% (lower rates may apply depending on when the stock is acquired and the applicable income tax bracket of the taxpayer). Capital losses are generally allowed in full against capital gains and up to $3,000 against other income. Unless limited by Section 162(m) of the Internal Revenue Code, AAM is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

Stock Awards. Stock awards will generally be taxed in the same manner as non-statutory stock options. However, a stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code to the extent the award will be forfeited in the event that the service provider ceases to provide services to AAM. As a result of this substantial risk of forfeiture, the service provider will not recognize ordinary income at the time of award. Instead, the service provider will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The service provider’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The service provider may accelerate to the date of award his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Internal Revenue Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period shall commence on such date. The ordinary income recognized by a service provider who is an employee will be subject to tax withholding by AAM. Unless limited by Section 162(m) of the Internal Revenue Code, AAM is entitled to a deduction in the same amount as and at the time the service provider recognizes ordinary income.

The foregoing Federal Income Tax Consequences discussion is only a summary of the effect of federal income taxation on optionees and AAM with respect to the grant and/or exercise of options and awards under the 1999 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s or consultant’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable.

Incorporation by Reference

This Summary of the 1999 Plan should be treated as only a summary of the 1999 Plan, as amended, and is qualified in its entirety by reference to the full text of the 1999 Plan as adopted, a copy of which has been filed with the Securities and Exchange Commission as Exhibit 10.20 filed with American Axle & Manufacturing Holdings, Inc. Registration Statement on Form S-1 (Registration No. 333-53491). AAM stockholders may also obtain a copy of the 1999 Plan, as amended, upon written request to the Secretary of AAM.

Stock Options Granted Under the 1999 Plan

During the fiscal year ended December 31, 2000, stock options to purchase shares of AAM common stock were granted to AAM’s Co-Founder, Chairman, & Chief Executive Officer and each of AAM’s other four most highly compensated executive officers, as set forth in the Option Grant Table.

In addition, the following table lists each person named in the Summary Compensation Table below under “Executive Compensation, Retirement Program and Employment Agreements”, all current executive officers as a group, all current directors (other than executive officers) as a group, each nominee for election as a director, each associate of the foregoing persons, each other person who received at least five percent of the options under the 1999 Plan, and all other employees as a group, indicating the number and weighted average exercise price of options granted under the 1999 Plan to each of the foregoing through and as of February 28, 2001:

	Option Shares	Weighted
	Granted Under	Average
Name and Principal Position	the 1999 Plan	Exercise Price

Richard E. Dauch, Co-Founder, Chairman & CEO	215,000	$15.32

B.G. Mathis, Retired, Former Executive Vice President — Administration & Chief Administrative Officer and Director Nominee	50,000	$15.32

Joel D. Robinson, President & Chief Operating Officer	45,000	$15.32

Robin J. Adams, Executive Vice President — Finance & Chief Financial Officer	140,000	$15.09

Marion A. Cumo, Vice President, Materials Management & Logistics	20,000	$15.32

Robert L. Friedman, Director Nominee	-none-	N/A

Bret D. Pearlman, Director Nominee	-none-	N/A

Larry W. McCurdy, Director Nominee	-none-	N/A

All Current Executive Officers As a Group	765,000	$14.91

All Current Directors (other than executive Officers) As a Group	16,000	$15.25

All Employees As a Group	1,650,700	$14.86

The number of options or other awards to be granted in the future to AAM’s directors, executive officers, employees, and others is not determinable at this time. On March 7, 2001, the closing price on the New York Stock Exchange of AAM common stock was $9.95 per share.

Your Board unanimously recommends a vote FOR the approval of the amendment to the 1999 Plan.

4.	APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT
AUDITORS

The Audit Committee has recommended, and the Board has approved, the appointment of Deloitte & Touche LLP as our independent auditors for 2001, subject to your approval. Deloitte & Touche has served as AAM’s independent auditors since 1998. As AAM’s independent auditors, Deloitte & Touche has unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Representatives of Deloitte & Touche will attend the Annual Meeting to answer appropriate questions and to make any statements they deem appropriate.

Audit services provided by Deloitte & Touche during 2000 included an audit of AAM’s consolidated financial statements, audits of the separate financial statements of certain Company affiliates and audits of employee benefit plan financial statements. In addition, Deloitte & Touche provided various non-audit services to AAM during 2000.

Your Board unanimously recommends a vote FOR the approval of Deloitte & Touche’s appointment as independent auditors for 2001.

NOMINEES FOR CLASS II DIRECTORS

ROBERT L. FRIEDMAN
Age 57
Robert L. Friedman is a Senior Managing Director of The Blackstone Group L.P. He joined The Blackstone Group at the beginning of 1999. He works primarily in Blackstone’s Principal Investment Group. Prior to joining Blackstone, Mr. Friedman was a partner of the New York law firm of Simpson Thacher & Bartlett, a position he had held since 1975. He was also a member of that law firm’s executive committee for most of those 24 years. Mr. Friedman is also a director of Premcor Refining Group, Inc., Corp Group and Republic Technologies International, Inc.	Director since 1999 Class II Director
B. G. MATHIS
Age 68
B. G. Mathis retired from the Company as Executive Vice President — Administration & Chief Administrative Officer effective December 31, 2000. He had been with AAM since its formation. Prior to joining AAM, Mr. Mathis served 28 years at Chrysler and held increasingly responsible executive administrative positions, including Manager of Personnel for all Chrysler Manufacturing Operations. He retired from Chrysler in 1988.	Director since 1997 Class II Director
BRET D. PEARLMAN
Age 34
Bret D. Pearlman is a Senior Managing Director of The Blackstone Group L.P. Mr. Pearlman has been involved in The Blackstone Group’s principal private equity investing activities since 1989.	Director since 1997 Class II Director

NOMINEE FOR CLASS III DIRECTOR

LARRY W. McCURDY
Age 65
Larry W. McCurdy is retired. He served as Chairman, President, and CEO of Echlin, Inc., from March, 1997 until its merger with Dana Corporation in 1998. He has also held senior executive positions at Cooper Industries, Inc., Moog Automotive, Inc., where he served as president and CEO, and Tenneco Inc., where he served as president of its Walker Manufacturing subsidiary and executive vice president of its North American Operations. Mr. McCurdy also serves on the boards of directors of Breed Technologies, Inc., Lear Corporation, Mohawk Industries Inc., and General Parts Inc.	Director since 2001 Class III Director

RETURNING MEMBERS OF THE BOARD OF DIRECTORS

RICHARD E. DAUCH
Age 58
Richard E. Dauch is Co-Founder, Chairman of the Board, & Chief Executive Officer of AAM, and is also Chairman of the Executive Committee of the Board of Directors. He has been Chief Executive Officer, President and a member of the Board of Directors since the company began operations in March 1994 until January 1, 2001. Prior to March 1994, he spent 12 years at Chrysler. He left Chrysler in 1991 as Executive Vice President of Worldwide Manufacturing. Mr. Dauch also served as Group Vice President of Volkswagen of America, where he established the manufacturing facilities for the first automotive transplant in the United States. Mr. Dauch has over 37 years of experience in the automotive industry. In 1996, Mr. Dauch was recognized as the Worldwide Automotive Industry Leader of the Year by the Automotive Hall of Fame, was named the 1997 Manufacturer of the Year by the Michigan Manufacturer’s Association, and most recently was named the 1999 Michiganian of the Year by The Detroit News. He has lectured extensively on the subject of manufacturing and authored the book, Passion for Manufacturing, which is distributed in 80 countries in several languages.	Director since 1994 Class III Director
FOREST J. FARMER, SR.
Age 60
Forest J. Farmer, Sr., is Chairman, CEO & President of the Farmer Group, a holding company for four technology and manufacturing corporations. Prior to that, he served as President and CEO of Bing Manufacturing Inc., LLC, a joint venture company he founded with Detroit entrepreneur Dave Bing and Automotive dealership businessman Mel Farr. He retired from Chrysler after 26 years, which included six years as president of its Acustar automotive parts subsidiary. Mr. Farmer serves on the boards of directors of a number of corporations and organizations, including The Lubrizol Corporation, St. John’s Hospital System, Saturn Electronics Corporation, and 100 Black Men of Greater Detroit.	Director since 1999 Class I Director

RICHARD C. LAPPIN
Age 56
Richard C. Lappin is a Senior Managing Director of The Blackstone Group, L.P. As a member of Blackstone’s Principal Investing Group, Mr. Lappin helps monitor the operations of Blackstone Capital Partners portfolio companies and evaluates business strategy options. Prior to joining Blackstone, he served as President of Farley Industries, which included West Point-Pepperell, Inc.; Acme Boot Company, Inc.; Tool and Engineering, Inc.; Magnus Metals, Inc.; and Fruit of the Loom, Inc. He also served as President and CEO of Doehler-Jarvis and Southern Fastening Systems, and he has held senior executive positions with Champion Spark Plug Company and RTE Corporation. Mr. Lappin also serves on the boards of directors of Republic Technologies International, Haynes International, Danka Business Systems, Collins & Aikman Corp., and Premcor Refining Group, Inc.	Director since 1999 Class I Director
THOMAS K. WALKER
Age 60
Thomas K. Walker is Chairman and CEO of Lackawanna Acquisition Corporation and is the former President of Amcast Automotive, where from 1995 to 1999 he directed all activities for the $300 million automotive group. Prior to that, he held senior executive positions with ITT Automotive and Allied-Signal Automotive Catalyst Co. He has also served in a variety of manufacturing and engineering leadership positions with Volkswagen of America and with General Motors, where he began his 37-year career in the automotive industry. Mr. Walker is a member of the board of directors of Meridian Automotive Inc. and serves on the National Advisory Board for Michigan Technological University.	Director since 1999 Class I Director
JOHN P. REILLY
Age 57
John P. Reilly is the retired Chairman, President & CEO of Scott Technologies, Inc. In addition, he has more than 30 years of experience in the automotive industry. He has served as senior officer with a number of automotive suppliers, including Stant Corporation and Tenneco Automotive, and he has also held leadership positions with Chrysler. Mr. Reilly is on the boards of directors of Scott Technologies, Inc. and Breed Technologies, Inc.	Director since 2000 Class III Director

CORPORATE GOVERNANCE

AAM’s business is under the direction of the Board of Directors. The Board delegates the conduct of business to AAM’s senior management team. The principal functions of the Board are to:

Review and Approve AAM’s Strategic Direction, Annual Operating Budget and Monitor AAM’s Performance: The Board reviews and approves the overall goals and objectives of AAM and evaluates AAM’s performance and direction. The Board stays abreast of political, regulatory and economic trends and developments that may impact AAM’s strategic direction. The Board reviews and approves AAM’s strategic direction and annual operating budget. On an ongoing basis during the year, the Board monitors AAM’s performance against its annual operating budget.

Evaluate the Chief Executive Officer: The Chief Executive Officer, with the support of the Board, develops appropriate goals and objectives for each year. The Board evaluates the performance of the Chief Executive Officer. The Compensation Committee uses this performance evaluation in considering the Chief Executive Officer’s compensation. The evaluation is communicated to the Chief Executive Officer.

Review Management Performance and Compensation: The Compensation Committee reviews and approves the Chief Executive Officer’s evaluation of the top management team on an annual basis. The Board (largely through the Compensation Committee) evaluates the compensation plans for senior management and other employees to ensure they are appropriate, competitive and properly reflect AAM’s objectives and performance.

Advise and Counsel Management: Advice and counsel to management occurs both in formal Board and Board Committee meetings and through informal, individual director’s contacts with the Chief Executive Officer and other members of management. The Board is composed of individuals whose knowledge, background, experience and judgment are useful to the Company. The information needed for the Board’s decision-making generally will be found within AAM, and Board members have full access to management. If necessary, the Board may seek legal or other expert advice from a source independent of management.

Structure and Operations of the Board: The Board observes the following general practices:

•	BOARD STRUCTURE:

•	AAM’s Board of Directors is divided into three classes. The members of each class of directors serve for staggered three-year terms. The current terms of the Class II, Class III, and Class I directors will expire upon the election of directors at the annual meetings of stockholders to be held in 2001, 2002, and 2003, respectively. Directors hold office until the expiration of their respective terms and until their successors have been elected and qualified, or until their earlier resignation or removal.

•	New directors may participate in an orientation process that includes review of extensive materials regarding AAM’s business and operations, visits to AAM facilities, and meetings with key personnel.

•	BOARD OPERATIONS AND MEETINGS:

•	AAM’s Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary.

•	The Board held four meetings in 2000 and all directors attended at least 75% of the Board meetings (except for Larry W. McCurdy, who joined the Board in 2001).

•	COMMITTEE STRUCTURE:

The full Board considers all major decisions of AAM. However, the Board has established three standing committees — the Audit Committee, the Compensation Committee and the Executive Committee — so that certain important areas can be addressed in more depth than may be possible in a full Board meeting. The Audit and Compensation Committees are composed entirely of outside, independent directors (as independent is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Standards).

•	The Audit Committee oversees the Company’s financial accounting and reporting practices, systems of internal accounting controls, and the audit process. This committee also evaluates the performance and recommends the appointment of independent auditors. Forest J. Farmer, Sr., Thomas K. Walker and John P. Reilly are members of this committee. Messrs. Farmer and Walker each attended the four Audit Committee meetings held in 2000. Mr. Reilly attended all three Audit Committee meetings held after he joined the Audit Committee in April 2000.

•	The Compensation Committee reviews matters related to the compensation of the Chief Executive Officer and other senior management personnel, as well as the general employee compensation and benefit policies and practices of AAM. This committee may approve goals for incentive plans, evaluates performance against any such goals, and issues the Compensation Committee Report on executive compensation to stockholders. Thomas K. Walker, Forest J. Farmer, Sr. and John P. Reilly are members of this committee. Messrs. Walker and Farmer each attended the six Compensation Committee meetings held in 2000. Mr. Reilly attended all five Compensation Committee meetings held after he joined the Compensation Committee in April 2000.

•	The Executive Committee exercises the authority of the Board during the intervals between meetings of the Board. Richard E. Dauch, Robert L. Friedman, and John P. Reilly are members of this committee.

DIRECTORS’ COMPENSATION

•	DIRECTORS’ COMPENSATION: AAM does not pay directors who are employees of AAM additional compensation for their services as directors. Nor does AAM pay directors who are affiliated with Blackstone for their services as directors. Compensation for each outside director in 2000 included the following:

•	an annual retainer of $20,000,

•	$1,000 for each Board meeting attended,

•	an annual fee of $2,500 for service on each Board committee or $5,000 for chairing a Board committee,

•	expenses of attending Board and Committee meetings, and

•	effective with the election to the Board in connection with last year’s Annual Meeting of Stockholders, stock options pursuant to the 1999 Plan to purchase shares of AAM’s common stock at the closing price of AAM stock on the date of the grant, which options vest at the rate of 2,000 per year over the director’s term of office.

Effective January 1, 2001, the compensation for outside directors was changed to assure that it remains competitive with the market. The current compensation, with changes as noted, is as follows:

•	the annual retainer was increased from $20,000 to $30,000.

•	the Board meeting fee remains $1,000 for each meeting attended.

•	each Committee Chairman will no longer receive a $5,000 annual retainer, but instead will receive a fee of $1,500 for each meeting attended.

•	each Committee Member will no longer receive a $2,500 annual retainer, but instead will receive a fee of $1,000 for each meeting attended.

•	payment of expenses of attending Board and Committee meetings remains unchanged.

•	each director shall continue to receive, effective with the director’s election to the Board in connection with an Annual Meeting of Stockholders, stock options pursuant to the 1999 Plan to purchase shares of AAM’s common stock at the closing price of AAM stock on the date of the grant, which options will vest at the rate of 2,000 per year over the director’s term of office.

•	DIRECTORS’ STOCK OWNERSHIP GUIDELINES: The Board established guidelines in 1999 which recommend that each outside director maintain ownership of at least 1,000 shares of AAM stock.

Each of AAM’s four outside directors, Forest J. Farmer, Sr., Thomas K. Walker, John P. Reilly, and Larry W. McCurdy, owns at least 1,000 shares of AAM common stock.

DIRECTORS’ & OFFICERS’ OWNERSHIP OF AAM STOCK

The following table shows how much AAM common stock each Named Executive Officer and Director owned as of December 31, 2000:

	Shares of
	Common Stock	Percent
	Beneficially	of
Name	Owned	Class

Robin J. Adams(1)	34,500	*

Marion A. Cumo(1)	400,828	*

Richard E. Dauch(1)(2)	8,295,296	17.3

Forest J. Farmer, Sr.	1,000	*

Robert L. Friedman(3)	26,510,992	55.1

Richard C. Lappin(3)	26,516,992	55.1

B. G. Mathis(1)(4)	790,099	1.6

Larry W. McCurdy(5)	1,000	*

Bret D. Pearlman(3)	26,510,992	55.1

John P. Reilly	1,000	*

Joel D. Robinson(1)	112,466	*

Thomas K. Walker	1,000	*

All Directors and Officers as a group, including those named above(6)	37,060,090	76.9

Notes to Table:

(*)    Represents holdings that do not exceed 1%.

(1)	Includes shares issuable pursuant to options that are currently exercisable as follows: Mr. Adams 33,000; Mr. Cumo — 399,358; Mr. Dauch — 988,947; Mr. Mathis — 788,099; and Mr. Robinson — 112,466.
(2)	Includes 7,304,949 shares held by the Dauch Annuity Trust 2001, the Dauch Annuity Trust 2004, and the Dauch Annuity Trust 2007 (collectively, the “Trusts”). Mr. Dauch is Trustee of the Trusts and has power to sell, transfer, or otherwise dispose of shares owned by the Trusts.
(3)	Includes 26,510,992 shares held collectively by Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P. and Blackstone Family Investment Partnership II L.P. (collectively, “Blackstone”). Blackstone Management Associates II L.L.C. (“BMA”) is the general partner of each of such entities. BMA’s business address is 345 Park Avenue, 31st Floor, New York, New York 10154. Messrs. Friedman, Lappin and Pearlman each have a business address at 345 Park Avenue, 31st Floor, New York, New York 10154. Messrs. Friedman, Lappin, and Pearlman are each members of BMA, which has investment and voting control over the shares owned by Blackstone. Beneficial ownership of shares by Messrs. Friedman, Lappin and Pearlman include the shares beneficially owned by Blackstone. Each of such persons disclaims beneficial ownership of such shares.
(4)	Mr. Mathis retired as Executive Vice President — Administration and Chief Administrative Officer of AAM effective December 31, 2000, but continues to serve as a member of the Board of Directors.
(5)	Mr. McCurdy was appointed to the Board of Directors on January 2, 2001.
(6)	Includes 3,197,472 shares issuable pursuant to options that are currently exercisable.

AUDIT COMMITTEE CHARTER

The Audit Committee of AAM’s Board of Directors has adopted a written charter, which has been approved by AAM’s Board of Directors. The charter is as follows:

Organization and Membership

The Board of Directors (the “Board”) of American Axle & Manufacturing Holdings, Inc. (the “Company”) shall have an Audit Committee. All members of the Audit Committee shall be independent of management and free from any relationship that, in the opinion of the Board, would interfere with their independent judgment as a member of the Audit Committee.

Members of the Audit Committee shall be appointed by the Board. The Audit Committee shall designate one of its members as chairman.

Statement of Policy

The Audit Committee shall serve as the representative of the Board for the general oversight of the Company’s financial accounting and reporting practices, systems of internal accounting controls, and the audit process. The Audit Committee will assist the Board in discharging its fiduciary responsibilities to stockholders, providing assurance as to the independence of the Company’s outside auditors and the adequacy of disclosure to stockholders and to the public. Through its activities, the Audit Committee will facilitate open communication among directors, the Company’s independent auditors, its internal audit function, and corporate management. In the conduct of its duties, the Audit Committee will monitor the rules, regulations, pronouncements and/or recommendations of the Securities and Exchange Commission, New York Stock Exchange, The American Institute of Certified Public Accountants, and other related regulatory bodies and professional associations to help ensure the Company conforms with all relevant requirements.

Responsibilities

Specifically, the Audit Committee will:

Hold regularly scheduled meetings each year (in person or by teleconference), normally in January, April, July and October, and such other meetings as may be required from time to time. A majority of the members of the Audit Committee shall constitute a quorum of the Audit Committee and a majority of the members in attendance where a quorum is present shall decide any question properly brought before them.

Recommend to the Board, annually, the appointment of a firm of independent public accountants as the Company’s outside auditors.

Review with representatives of the independent auditing firm:

•	the plan for and scope of its audits of the Company’s financial statements.
•	the results of its audits of the Company’s financial statements.
•	the adequacy of the Company’s internal accounting controls, including any recommendations with respect to such internal controls or perceived weaknesses in such internal controls or other financial matters, and management’s response to any such recommendations.
•	significant accounting policies, including the appropriateness of such policies and whether there have been any significant changes made by management in the basic accounting principles and reporting standards used to prepare the Company’s financial statements.

•	the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other financial reports and SEC filings as deemed appropriate.

Review the extent of any non-audit services performed for the Company by its independent auditing firm to ensure that performing those services does not impair the independence of the auditors.

Review the fees proposed by the Company’s independent auditing firm for their services and approve the terms of their engagement.

Review the purpose, nature and results of any auditing of the Company’s financial statements, regulatory filings or business practices performed by any other auditors.

Review the work of the Company’s Internal Audit Department with the Director of Internal Audit, including management’s responses to any recommendations made and plans for future audit coverage.

Review whether management has sought a second opinion regarding a significant accounting issue, and, if so, obtain the rationale for the particular accounting treatment chosen.

Receive reports of actions and proposed actions relating to the Company’s compliance program and review audits of compliance by officers and employees with such program and such other policies on business ethics and public responsibility as deemed appropriate.

Review related-party transactions.

Meet privately from time to time with representatives of the independent auditors, the Director of Internal Audit, and the Company’s management.

Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has:

1)	Reviewed and discussed AAM’s audited consolidated financial statements for the year ended December 31, 2000 with management at a meeting in January 2001 prior to AAM’s year-end earnings announcement on January 31, 2001;

2)	Reviewed and discussed AAM’s unaudited condensed consolidated financial statements with management for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 at quarterly meetings, in all cases prior to AAM’s quarterly earnings announcements;

3)	Discussed with Deloitte & Touche the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, at quarterly meetings, in all cases prior to AAM’s earnings announcements;

4)	Received written disclosures from Deloitte & Touche regarding their independence as required by the Independence Standards Board Standard No. 1, including the following information regarding fees paid to Deloitte & Touche as AAM’s independent auditors:

Audit Fees	$638,800
Financial Information Systems Design And Implementation Fees	—
All Other Fees	977,348	(a)(b)

Total Fees	$1,616,148

(a)	Includes fees for tax consulting and other non-audit services.

(b)	The Audit Committee has considered whether the provision of these services is compatible with maintaining Deloitte & Touche’s independence.

5)	Discussed with the Director of Internal Audit the Internal Audit Department’s audit plans and scope, identification of audit risks and the results of audit activities completed during the year at quarterly meetings;

6)	Recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2000 be included in AAM’s annual report on Form 10-K; and

7)	Recommended to the Board of Directors that a proposal to appoint Deloitte & Touche as AAM’s independent auditors in 2001 be included in this proxy statement.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement purporting to incorporate this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that AAM specifically incorporates this report of the Audit Committee by reference, and shall not otherwise be deemed filed under such Act.

Respectfully submitted by the members of the Audit Committee of the Board of Directors.

Forest J. Farmer, Sr., Chairman
John P. Reilly
Thomas K. Walker

STOCK PERFORMANCE GRAPH

COMPARISON OF CUMULATIVE RETURN

Comparison of Cumulative Total Return Among AAM, Industry Index,

Peer Group, and S&P 500 Index (1)

Company/Index/Market	1/29/99	3/31/99	6/30/99	9/30/99	12/31/99	3/31/00	6/30/00	9/29/00	12/29/00

American Axle & Manufacturing Holdings, Inc.(2)	100.00	73.21	84.53	86.04	73.21	89.43	85.66	64.91	47.93

Customer Selected Peer Group(3)	100.00	90.08	104.35	84.23	77.74	78.91	63.04	63.23	52.53

Motor Vehicle Parts(4)	100.00	92.96	105.28	91.32	83.81	85.56	73.24	71.38	62.88

S&P Composite(5)	100.00	100.77	107.87	101.14	116.19	118.85	115.69	114.57	105.61

Notes to Table:

(1)	Assumes $100 invested on January 29, 1999 and reinvestment of dividends for the period of January 29, 1999 through December 31, 2000.
(2)	AXL — American Axle & Manufacturing Holdings, Inc. (as compiled by Media General Financial Services of Richmond, VA).
(3)	Peer Group — Consists of the following companies: ArvinMeritor, Inc., Borg Warner Automotive, Dana Corporation, Delphi Automotive Systems, Dura Automotive Systems, Federal-Mogul Corporation, Hayes Lemmerz International, Inc., Lear Corporation, Tower Automotive, Inc., TRW, Inc. and Visteon Corporation.
(4)	SIC Code 3714 — Motor Vehicle Parts & Accessories (as compiled by Media General Financial Services of Richmond, VA).
(5)	S&P 500 — Standard & Poor’s 500 Total Return Index (as compiled by Media General Financial Services of Richmond, VA).

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee’s Responsibilities:  The Compensation Committee of the Board (the “Compensation Committee”) reviews and approves the policies recommended by the Company which govern Compensation and Benefits programs (“Total Compensation”) for associates employed by AAM and its subsidiaries and for overseeing the administration of those policies. The Compensation Committee is composed entirely of outside directors. Reports of the Compensation Committee’s actions and decisions are presented to the full Board.

The purpose of this report is to summarize the principles, specific program objectives and other factors considered by the Compensation Committee in reaching its determinations regarding the above programs.

Compensation Philosophy:  AAM’s compensation philosophy is incorporated in our Total Compensation program, which is designed to:

•	Encourage and support the Company’s strong financial and operational performance;

•	Emphasize performance-based compensation (“pay at risk”), which rewards both short-term and long-term results that meet Company goals;

•	Focus executives on “continuous improvement” through programs and plans which include measurements based on performance;

•	Link compensation to the interests of stockholders by providing stock incentives and encouraging stockholdings; and

•	Provide a competitive level of total compensation necessary to attract and retain talented and experienced executives.

Management’s Stock Ownership Guidelines:  Company policy and practice considers stock ownership by management to be an important means of linking management’s interests directly to those of stockholders. As of the date of this report, approximately 230 officers and executives have received options to purchase AAM stock.

Compensation Methodology:  In order to attract and retain superior executive talent, AAM strives to provide a comprehensive compensation program for salaried associates that is competitive and which is generally performance-based. The Compensation Committee reviews market data annually and assesses AAM’s competitive position on associate compensation.

To assist in benchmarking the competitiveness of its compensation programs, AAM participates in, and reviews compensation and benefit surveys compiled by, third-party consultants and professional organizations. This information, supplemented by general industry compensation information, is considered when deciding whether or not to modify or establish compensation programs. The data reviewed includes such factors as company revenue, capitalization, employee population, as well as the scope of managerial responsibility and reporting relationships of the individuals under consideration.

As part of the Compensation Committee’s review of the competitiveness of AAM compensation for 2000, the Compensation Committee concluded that base salaries and benefits generally were competitive.

Components of Compensation:

•	BASE SALARY: Annual base salary is designed to compensate associates for their level of responsibility and sustained individual performance. The Compensation Committee approves in advance all salary increases for AAM’s Executive Officers. The general policy is to compensate

AAM’s salaried associates at the mid-level of the range of base salaries paid by peer companies in the automotive and automotive parts manufacturing industry.

•	ANNUAL INCENTIVES: Annual bonus awards for AAM’s Executive Officers and executive level associates (currently approximately 230) are provided in order to promote the achievement of AAM’s business objectives. The Compensation Committee annually reviews the proposed awards for AAM’s Executive Officers prior to their distribution. The awards to Executive Officers and executive level associates are based on the Company’s and the individual’s prior year performance and objectives, as well as compensation practices at peer companies.

The Company’s incentive compensation plan, commonly referred to as the executive bonus plan, establishes an annual “target” group bonus percentage based on achieving certain goals expressed as “Profits as a Percentage of Sales.” Participants receive incentive compensation payments based on the Company’s and individual executive’s actual performance. Participants receive no payments unless minimum company and individual performance standards are achieved.

•	LONG-TERM INCENTIVE COMPENSATION: The Compensation Committee reviews and approves all long-term incentive awards. Since 1997, these awards have been in the form of stock options issued pursuant to the 1999 Plan and the Amended and Restated American Axle & Manufacturing of Michigan, Inc. Management Stock Option Plan (the “1997 Plan”). Stock options awarded have an exercise price equal to the fair market value of AAM’s common stock on the date of the grant. The options granted under the 1997 Plan vest based on time and achievement by AAM of certain Board approved financial targets. Vested options may be exercised for up to 12 years after their grant date, based on the specific terms of the individual grant. The options granted under the 1999 Plan vest in substantially equal amounts over a period of 3 years and may be exercised for up to 10 years after the grant date.

The stock options provide compensation only if stockholder value increases. In determining the number of stock options to be awarded in the future, the Compensation Committee will review surveys of similar awards given to executives in similar positions at peer companies, as well as the executive’s past performance. Past awards and stock ownership also may be taken into consideration.

The Chief Executive Officer participates in the same programs and receives compensation based on the same factors as other Executive Officers. However, the CEO’s overall compensation reflects a greater degree of policy and decision-making authority and a higher level of responsibility with respect to the strategic direction and financial and operational results of the company. The compensation of the CEO is addressed in an Employment Agreement and in a Supplemental Compensation Agreement.

Omnibus Budget Reconciliation Act of 1993:  This Act has had no material impact upon AAM’s ability to take a tax deduction for annual compensation in excess of $1 million paid to any of AAM’s Executive Officers. Therefore, the Compensation Committee has determined that it is not necessary to seek stockholder approval to amend any current compensation plan at this time to comply with this Act.

Compensation Committee Interlocks and Insider Participation:  There are none.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors during 2000:

Thomas K. Walker, Chairman
Forest J. Farmer, Sr.
John P. Reilly

EXECUTIVE COMPENSATION, RETIREMENT PROGRAM
AND EMPLOYMENT AGREEMENTS

Executive Compensation

The following table sets forth the compensation awarded or paid to, or earned by, AAM’s Chief Executive Officer and each of AAM’s other four most highly compensated executive officers during 2000 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

					Long Term
					Compensation
					Awards
		Annual Compensation
				Other Annual	Securities	All Other
		Base Salary	Bonus	Compensation	Underlying	Compensation
Name and Principal Position(c)	Year	($)	($)(a)	($)	Options(#)	($)(b)

Richard E. Dauch	2000	833,333	1,870,000	—	215,000	25,794
Co-Founder, Chairman &	1999	750,000	1,700,000	—	—	24,841
Chief Executive Officer	1998	625,000	1,200,000	—	—	22,700

B.G. Mathis	2000	338,004	340,000	—	50,000	13,220
Retired, Former Executive	1999	325,000	425,000	—	—	9,661
Vice President —	1998	325,000	325,000	—	—	8,499
Administration & Chief
Administrative Officer

Joel D. Robinson	2000	265,008	360,000	—	45,000	6,906
President & Chief	1999	250,008	310,000	—	81,086	7,278
Operating Officer	1998	220,837	250,000	—	—	7,590

Robin J. Adams	2000	228,378	260,000	—	40,000	5,730
Executive Vice	1999	109,943	225,000	—	100,000	2,049
President — Finance &	1998	N/A	N/A	—	N/A	N/A
Chief Financial Officer

Marion A. Cumo, Sr.	2000	220,500	225,000	—	20,000	7,899
Vice President —	1999	210,000	220,000	—	—	7,514
Materials Management &	1998	200,000	200,000	—	—	7,590
Logistics

Notes to Table:

(a)	Bonuses are paid in the year subsequent to the year in which they are earned.
(b)	Other compensation includes for the year 2000: (1) the Company matching contributions in the Company’s qualified section 401(k) plan and a non-qualified deferred compensation plan and (2) the dollar value of life insurance premiums and benefits. These amounts, expressed in the same order as identified above are as follows: Mr. Dauch — $9,238 and $16,556; Mr. Mathis — $8,894 and $4,326; Mr. Robinson — $5,100 and $1,806; Mr. Adams — $5,100 and $630 and Mr. Cumo, Sr. — $6,093 and $2,790. The amounts shown for 1999 represent: (1) the Company matching contributions in the Company’s qualified section 401(k) plan and a non-qualified deferred compensation plan and (2) the dollar value of life insurance premiums and benefits. These amounts, expressed in the same order as identified above are as follows: Mr. Dauch — $7,613 and $17,228; Mr. Mathis — $6,628 and $3,033; Mr. Robinson — $4,800 and $2,478; Mr. Adams — $1,125 and $924 and Mr. Cumo, Sr. — $5,036 and $2,478. The amounts shown for 1998 represent (1) the Company matching contributions in the Company’s qualified section 401(k) plan and (2) the dollar value of life insurance premiums and benefits. These amounts, expressed in the same order as identified above are as follows: Mr. Dauch — $4,800 and $17,900; Mr. Mathis — $4,719 and $3,780; and Messrs. Robinson and Cumo, Sr. — $4,800 and $2,790.
(c)	Titles shown are as of January 1, 2001.

The following table presents additional information concerning the option awards shown in the Summary Compensation Table for 2000. These options to purchase common stock were granted to the Named Executive Officers listed below under the 1999 Plan.

OPTION GRANT TABLE

						Potential Realizable Value
						at Assumed Annual Rates
						of Stock Price Appreciation
	Individual Grants					for Option Term (2)

	Securities
	Underlying		Percent			0%	5%	10%
	Options		of Total
	Granted (1)		Options
			Granted to	Exercise
			Employees	or Base		Stock	Stock	Stock
Name and			in Fiscal	Price	Expiration	Price	Price	Price
Principal Position (3)	Date	Number	Year	($/share)	Date	$7.94	$12.55	$19.43

Richard E. Dauch, Co-Founder, Chairman & Chief Executive Officer	05/19/00	215,000	14.7%	15.32	05/19/10	—	—	$883,650

B.G. Mathis, Retired, Former Executive Vice President- Administration & Chief Administrative Officer	05/19/00	50,000	3.4%	15.32	05/19/10	—	—	$205,500

Joel D. Robinson, President & Chief Operating Officer	05/19/00	45,000	3.1%	15.32	05/19/10	—	—	$184,950

Robin J. Adams, Executive Vice President — Finance & Chief Financial Officer	05/19/00	40,000	2.7%	15.32	05/19/10	—	—	$164,400

Marion A. Cumo, Vice President, Materials Management & Logistics	05/19/00	20,000	1.4%	15.32	05/19/10	—	—	$82,200

Notes to Table:

(1)	These options were granted with an exercise price equal to the fair market value of a share of AAM common stock on the date of grant. These options will become exercisable in three substantially equal annual installments beginning on May 19, 2001.
(2)	These dollar amounts are not intended to forecast future appreciation of the common stock price. In addition, the Named Executive Officers listed above will not benefit unless the common stock price increases above the stock option price.
(3)	Titles shown are as of January 1, 2001.

The following table presents additional information for the Named Executive Officers concerning stock options:

AGGREGATED OPTION EXERCISES AND OPTION VALUES

			Number of Securities
			Underlying		Value of Unexercised
	Shares		Unexercised Options		In-the-Money
	Acquired		At Year-End		Options at Year-End (2)
Name and	On	Value	(#)		($)

Principal	Exercise	Realized (1)
Position (3)	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard E. Dauch, Co- Founder, Chairman & Chief Executive Officer	—	—	988,947	1,080,328	3,636,853	3,182,244

B. G. Mathis, Retired, Former Executive Vice President — Administration & Chief Administrative Officer	—	—	788,099	259,777	5,097,138	771,454

Joel D. Robinson, President & Chief Operating Officer	—	—	112,466	148,476	264,498	231,435

Robin J. Adams, Executive Vice President — Finance & Chief Financial Officer	—	—	33,000	107,000	—	—

Marion A. Cumo, Vice President — Materials Management & Logistics	—	—	399,358	82,933	2,781,654	231,435

Notes to Table:

(1)	Value realized is equal to the difference between the stock option exercise price and the fair market value of AAM common stock at the date of exercise multiplied by the number of stock options exercised.
(2)	Value is equal to the difference between the stock option exercise price and the closing market price of AAM common stock at December 31, 2000 of $7.9375 multiplied by the number of stock options held by the Named Executive Officer. If the stock option exercise price is greater than the closing market price of AAM common stock at December 31, 2000, there is no value reported.
(3)	Titles shown are as of January 1, 2001.

Retirement Program and Pension Plan Tables

The retirement program for the Company’s senior executives consists of the American Axle & Manufacturing, Inc. Retirement Program for Salaried Employees, which is a tax-qualified plan and subject to ERISA, as well as one non-qualified plan (collectively the American Axle & Manufacturing Supplemental Executive Retirement Program).

The contributory portion of the tax-qualified plan provides defined benefits under a formula based on eligible years of credited service, and the average monthly remuneration received in the highest sixty months out of the final ten years of service. (The benefits are subject to certain Internal Revenue Code limitations that change from time to time.) In addition, employees receive an annual retirement benefit that is equal to the sum of 100% of their contributions upon retirement at or after age 65.

If employees do not elect to contribute to the tax-qualified plan, they are entitled to receive only basic retirement benefits equal to a flat dollar amount per year of credited service, essentially equivalent to the American Axle & Manufacturing Hourly-Rate Employees Pension Plan. All participants in the plan are entitled to this flat dollar benefit. In accordance with its terms, benefits under the tax-qualified plan fully vest after five years of credited service and are payable at the normal retirement age of 65, or earlier at the election of the participant, either in the form of a single life annuity or in a reduced amount, in joint and survivor form. Supplemental early retirement benefits are available for certain employees hired before 1988.

If senior executives made the required contributions to the tax-qualified plan, they may also be eligible to receive the regular form of a supplemental executive benefit (herein referred to as the “Supplemental Executive Retirement Program” “SERP”). The regular form of the SERP benefit provides the senior executive with total monthly retirement benefits equal to 2% of the average monthly base salary received in the highest sixty months out of the final ten years of service, times the years of credited service (calculated for purposes of the contributory portion of the tax-qualified plan), less the sum of all benefits payable under this tax-qualified plan (before reduction for any survivor option) plus 2% times the years of credited service times the maximum monthly Social Security benefit payable to a person retiring at age 65.

Table I shows the regular form of the estimated total annual retirement benefit related to final average base salary as of December 31, 1999, that would be payable in 12 equal monthly installments per annum as a single life annuity to senior executives retiring in 2000 at age 65. (The benefits shown are based upon maximum annual Social Security benefits of $17,196 payable to persons retiring in 2000). If the senior executive elects to receive benefits in the form of 65% joint and survivor annuity, the amounts shown would generally be reduced by 5%, subject to certain adjustments depending on the age differential between spouses.

TABLE I

Projected Total Annual Retirement Benefits

Assuming Senior Executive Qualifies for the Regular Form of
Supplemental Executive Retirement Program Benefits (SERP)

Highest Five-Year Average
Annual Total Base Salary	Years of Eligible Contributory Credited Service

	15	20	25	30	35*

150,000	44,555	59,405	74,255	89,105	103,955

200,000	54,841	73,122	91,402	109,682	127,963

300,000	84,841	113,122	141,402	169,682	197,963

400,000	114,841	153,122	191,402	229,682	267,963

500,000	144,841	193,122	241,402	289,682	337,963

600,000	174,841	233,122	291,402	349,682	407,963

*	Maximum contributory credited service under the contributory portion of the Salaried Retirement Program (Part B) and Supplemental Executive Retirement Program (SERP). As of December 31, 2000, the Named Executive Officers included in the Summary Compensation Table (page 25) each had a maximum of 6.8333 years of Contributory Credited Service (with the exception of B.G. Mathis – see discussion on page 30).

The annual base salaries are reported for the most recent year(s) considered in the calculations of the averages are reported here in the Summary Compensation Table in the column labeled “Base Salary.”

A senior executive may be eligible to receive the alternative form of the SERP benefit in lieu of the regular form. The senior executive will receive the greater of the regular or alternative forms of the SERP. The sum of the qualified plan benefits and the alternative form of the SERP will provide the senior executive with total annual retirement benefits that are equal to 1.5% times eligible years of credited service times the average monthly compensation of the senior executive’s highest five years of total direct compensation (i.e., including bonus) out of the last ten years, less 100% of the maximum monthly Social Security benefit payable to a person in the year of retirement.

Table II shows the alternative form of the estimated total annual retirement benefit related to final average total direct compensation as of December 31, 1999, that would be payable in 12 equal monthly installments per annum as a single annuity to senior executives retiring in 2000 at age 65. (The benefits shown are based upon the maximum Social Security benefits of $17,196 payable to persons retiring in 2000). Again, the amounts shown would be reduced as under the regular form of the SERP, if the senior executive were to elect joint and survivor benefits.

TABLE II

Projected Total Annual Retirement Benefits

Assuming Senior Executive Qualifies for the Alternative Form of
Supplemental Executive Retirement Program Benefits (SERP)

Highest Five-Year Average
Annual Total Direct Compensation	Years of Eligible Contributory Credited Service

	15	20	25	30	35*

400,000	72,804	102,804	132,804	162,804	192,804

500,000	95,304	132,804	170,304	207,804	245,304

1,000,000	207,804	282,804	357,804	432,804	507,804

1,200,000	252,804	342,804	432,804	522,804	612,804

1,500,000	320,304	432,804	545,304	657,804	770,804

1,800,000	387,804	522,804	657,804	792,804	927,804

*	Maximum contributory credited service under the contributory portion of the Salaried Retirement Plan (Part B) and Supplemental Executive Retirement Program (SERP). As of December 31, 2000, the Named Executive Officers included in the Summary Compensation Table (page 25) had a maximum of 6.8333 years of Contributory Credited Service (with the exception of B.G. Mathis — see discussion on page 30).

The annual total direct compensation for the most recent year considered in the calculation of the sum of the averages of salary and of bonus income (which is reported here as average annual total direct compensation) will be found in the Summary Compensation Table in the columns labeled “Base Salary” and “Bonus.”

The regular or alternative form of the Supplemental Executive Retirement Program (SERP) benefit is provided under a program which is non-qualified for tax purposes and not pre-funded. Supplemental executive retirement benefits under the regular and alternative formula can be reduced or eliminated for both retirees and active employees by the Compensation Committee and the Board of Directors.

Employment and Other Agreements

AAM has an employment agreement with Richard E. Dauch to serve as Chairman and Chief Executive Officer. This agreement as originally written was scheduled to expire on December 31, 2004, subject to periodic renewal, but was amended in December 2000 such that it now expires on December 31, 2006, subject to periodic renewal. In conjunction with this extension, AAM purchased approximately 3.1 million shares of AAM common stock from Mr. Dauch, at then current market prices, for a total cost of approximately $21.3 million. In further consideration, AAM and Mr. Dauch entered into a Supplemental Compensation Agreement which provides for an aggregate amount of $11.8 million to be paid to Mr. Dauch in substantially equal installments over five years, beginning on or before December 31, 2001, in cash or in a grant of shares of AAM common stock at the then current market price, at AAM’s option. The proceeds from this stock purchase transaction allowed Mr. Dauch to pay off a personal loan incurred to pay taxes in connection with an earlier investment in AAM. Pursuant to the employment agreement, as amended and supplemented, Mr. Dauch will be a voting member of the Board of Directors for the term of his employment. Mr. Dauch’s employment agreement, as amended and supplemented, also provides for, among other things, an annual base salary, an annual bonus payable on or before March 15th following the year in which it was earned and participation in the 1997 Plan. Under the terms of his employment agreement, Mr. Dauch is bound by confidentiality and non-competition covenants for a period of two years following the expiration of the employment agreement. AAM may terminate Mr. Dauch’s employment agreement for Cause as defined in the employment agreement.

AAM has a retirement agreement with B.G. Mathis which provides that, upon retirement, he will be treated as having ten years of service for all benefit eligibility and calculation purposes, shall receive retirement benefits supplemented by AAM’s supplemental executive retirement plan equal to a total of $150,000 per full calendar year, shall be provided with a company car while serving on the AAM Board of Directors, and that he shall otherwise be entitled to the benefits of the AAM retirement programs applicable to other senior executives of AAM.

AAM has an employment agreement with Robin J. Adams to serve as Executive Vice President-Finance & Chief Financial Officer. This agreement expires on July 5, 2002. The agreement provides for, among other things, an annual base salary, an annual bonus and provides that AAM will grant Mr. Adams a certain number of options pursuant to the 1999 Plan to purchase shares of AAM common stock at the closing price of AAM stock on the date of grant, which options will vest at a substantially equal rate over the three-year term. Under the terms of his employment agreement, Mr. Adams is bound by confidentiality and non-competition covenants for a period of 18 months following the expiration of the employment agreement. AAM may terminate Mr. Adams’ employment agreement for Cause as defined in the employment agreement.

AAM has an employment agreement with Alan L. Shaffer to serve as Vice President — Manufacturing Services. This agreement expires on September 29, 2003. The agreement provides for, among other things, an annual base salary, an annual bonus and provides that AAM will grant Mr. Shaffer a certain number of options pursuant to the 1999 Plan to purchase shares of AAM common stock at the closing price of AAM stock on the date of grant, which options will vest at a substantially equal rate over the three-year term. Under the terms of his employment agreement, Mr. Shaffer is bound by confidentiality and non-competition covenants for a period of 18 months following the expiration of the employment agreement. AAM may terminate Mr. Shaffer’s employment agreement for Cause as defined in the employment agreement.

In connection with a leveraged recapitalization transaction in 1997 through which Blackstone Capital Partners II Merchant Banking Fund L.P. and certain of its affiliates (collectively “Blackstone”) acquired a majority ownership interest in AAM, AAM entered into an agreement pursuant to which Blackstone provides certain advisory and consulting services to AAM and is paid an annual fee therefor. In 2000, Blackstone was paid $4.6 million by AAM for such advisory and consulting services.

OTHER INFORMATION

Directors’ & Officers’ Indemnification

As permitted by Delaware Law, AAM’s Certificate of Incorporation eliminates the personal liability of a director of AAM for monetary damages for breach of fiduciary duty of care as a director, except for (i) any breach of the director’s duty of loyalty to AAM or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Delaware Law and (iv) any transaction from which the director derived an improper personal benefit. In addition, AAM’s Certificate of Incorporation provides for indemnification, to the full extent specifically authorized under Delaware Law, of directors and officers of AAM and persons who serve at the request of AAM as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise. The provisions of AAM’s Certificate of Incorporation on the subject of indemnification are deemed to be a contract between AAM and each director or officer. AAM also maintains an insurance policy that insures directors and officers against claims arising from alleged wrongful acts in their respective capacities as directors and officers of AAM.

Section 16(a) Beneficial Ownership Reporting Compliance

AAM believes that during 2000, all SEC filings of its officers, directors and owners of more than 10% of a registered class of AAM’s equity securities complied with the requirements of Section 16 of the Securities Exchange Act, except that Forest J. Farmer, Sr. (Director) and Daniel V. Sagady (Vice President — Product Engineering) each made a delayed Form 4 filing with respect to a transaction which occurred in 2000.

Other Matters

As of the date of this proxy statement, management is not aware of any matters to be presented for action at the Annual Meeting other than those described above, except for routine matters. If such other matters do properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote the proxy in accordance with their best judgment on such matters.

Proxy Information

The Board of Directors is soliciting the enclosed proxy card, and the expense of the solicitation will be borne by AAM. No proxy solicitor has been retained by AAM. Proxy materials were distributed by mail by AAM’s transfer agent, through EquiServe, as part of its responsibilities as AAM’s transfer agent. AAM reimbursed brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders.

We will furnish, without charge, to each person whose proxy is being solicited, upon request of such person, one copy of our Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission. Requests for copies of such report should be directed to the Investor Relations Department, American Axle & Manufacturing Holdings, Inc., 1840 Holbrook Avenue, Detroit, MI 48212.

By Order of the Board of Directors,

Patrick S. Lancaster
Group Vice President, Chief
Administrative Officer & Secretary
American Axle & Manufacturing Holdings, Inc.
1840 Holbrook Avenue
Detroit, MI 48212
March 15, 2001

AAHCM-PS-01

DETACH HERE	ZAAHC2

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
ON MAY 2, 2001 SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

      The undersigned appoints Richard E. Dauch and Patrick S. Lancaster, or either of them, with full power of substitution, as proxies of the undersigned, with full power and authority to vote upon and act with respect to all shares of stock of American Axle & Manufacturing Holdings, Inc. (the “Company”), which the undersigned is entitled in any capacity to vote, at the Annual Meeting of Stockholders of the Company, to be held at the Michigan State University Management Education Center, 811 W. Square Lake Road, Troy, Michigan, beginning at 2:30 p.m. on May 2, 2001, and at any and all adjournments or postponements thereof, in accordance with the instructions set forth in the Proxy and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person or persons to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting, and upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF THIS PROXY DOES NOT INDICATE A CONTRARY CHOICE, IT WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR AS LISTED IN ITEM 1, FOR THE APPROVAL OF THE AMENDMENT DESCRIBED IN ITEM 2, FOR THE RATIFICATION OF AUDITORS DESCRIBED IN ITEM 3, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN WITH RESPECT TO ANY AND ALL OTHER MATTERS BROUGHT BEFORE THE MEETING TO THE EXTENT PERMITTED BY APPLICABLE LAW.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398

MSU Management Center
811 W. Square Lake Road
Troy, MI 48098
(248) 879-2456

Location Map

[MAP]

DETACH HERE	ZAAHC1

Please mark votes as in this example.

1.	Election of Class II Directors	2.	Approval of the amendment to the 1999	FOR	AGAINST	ABSTAIN
	Robert L. Friedman,		American Axle & Manufacturing Holdings,
	B.G. Mathis, Bret D. Pearlman		Inc. Stock Incentive Plan to increase
	Election of Class III Director		the number of shares of common stock
	Larry W. McCurdy		authorized for issuance thereunder from
3,500,000 shares to 8,500,000 shares.

FOR ALL NOMINEES	WITHHOLD AUTHORITY	3.	Approval of the appointment of Deloitte & Touche LLP as independent auditors.	FOR	AGAINST	ABSTAIN
(except as marked to the contrary on the line below)	to vote for all nominees

To withhold authority for any individual nominee
or nominees, write his or their name or names in the space above:	MARK HERE	MARK HERE
	FOR ADDRESS	IF YOU PLAN
	CHANGE AND	TO ATTEND
	NOTE AT LEFT	THE MEETING

In their discretion, the proxies are also authorized to the extent permitted by law, to vote on any and all matters as may properly come before the meeting. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said stock and hereby ratifies and confirms all that the proxies named herein and their substitutes, or any of them, may lawfully do by virtue hereof. The undersigned acknowledges receipt of the Notice of Annual Meeting and the 2001 Proxy Statement, both dated March 15, 2001, and the 2000 Annual Report to Stockholders

NOTE: Please date this Proxy and sign it exactly as the name or names appear at left. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, et cetera. Please return the signed proxy in the enclosed envelope.

Signature:	Date:	Signature:	Date: